Exhibit 5.1

[Perkins Coie LLP Letterhead]

August 8, 2022

Puget Sound Energy, Inc.

355 110th Ave NE

Bellevue, WA 98004

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Puget Sound Energy, Inc., a Washington corporation (“PSE”), in connection with the preparation and filing of the Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”) of senior notes of PSE (the “Notes”).

PSE has informed us that the Notes will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Notes under the Registration Statement, PSE will afford us an opportunity to review the operative documents pursuant to which such Notes are to be sold and will file the applicable amendment to the Registration Statement (which may include as an exhibit an amendment to this opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Notes.

The Notes are to be issued under a senior note indenture between PSE and U.S. Bank National Association, as trustee (the “Note Trustee”), and one or more supplemental indentures thereto (collectively, the “Note Indenture”). PSE’s obligations under the Notes will be secured by PSE’s first mortgage bonds (the “Pledged Bonds”) to be issued under either PSE’s electric utility property first mortgage indenture and one or more supplemental indentures thereto (collectively, the “Electric Mortgage”) between PSE and U.S. Bank National Association, as trustee (the “Electric Trustee”), or PSE’s gas utility property first mortgage indenture and one or more supplemental indentures thereto (collectively, the “Gas Mortgage”) between PSE and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Gas Trustee”). As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Notes (the “corporate proceedings”), PSE has informed us that the board of directors of PSE (the “Board”) or a duly authorized committee thereof will, before the Notes are issued and sold under the Registration Statement, authorize the issuance and approve the terms of any Notes to be issued and sold from time to time under the Registration Statement, and such applicable corporate proceedings shall be in full force and effect at any such issuance and sale.

In our capacity as counsel to PSE, we have examined the Registration Statement, such of the corporate proceedings as have occurred as of the date hereof, and such other instruments, documents and records of PSE, certificates of public officials and other materials that we deemed necessary or appropriate in giving this opinion (collectively, the “Documents”). In such examination, we have assumed the following: (a) the authenticity of original Documents and the genuineness of all signatures, (b) the conformity to the originals of all Documents submitted to us as copies, and (c) as to factual matters material to the opinions expressed herein, the truth, accuracy and completeness of the information, representations and warranties contained in the Documents.

For purposes of the opinions expressed below, we also assume that: (a) the Registration Statement and any amendments or prospectus supplements relating thereto shall have become and be effective pursuant to timely filings under the Securities Act; (b) a prospectus supplement describing each class and series of Notes offered pursuant to the Registration Statement, to the extent required by applicable law and the Rules, will be timely filed with the Commission; (c) PSE will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Notes being offered

Puget Sound Energy, Inc.

August, 2022

and to execute and deliver any indentures supplemental to the Note Indenture and the Debenture Indenture; and (d) a definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Notes offered or issued will have been duly authorized and validly executed and delivered by PSE and the other parties thereto.

Based upon and subject to the foregoing, we are of the opinion that the Notes will be duly authorized, validly issued and binding obligations of PSE when:

(a) PSE shall have complied with the requirements of section 80.08.040 of the Revised Code of Washington (“RCW”) with respect to the issuance and sale of the Notes;

(b) The Board or a duly authorized committee thereof shall have duly adopted final resolutions authorizing (i) the issuance and sale of the Notes, as contemplated by the Registration Statement (including any amendments or supplements thereto) and the Note Indenture, (ii) the execution and delivery of the Note Indenture, including an indenture supplemental thereto pursuant to which PSE will issue a series of Notes, (iii) issuance and delivery of the Pledged Bonds; and (iv) the execution and delivery of an indenture supplemental to the Electric Mortgage or the Gas Mortgage, as the case may be, pursuant to which PSE will issue a series of Pledged Bonds (the “Pledged Bond Supplemental Indenture”);

(c) the terms of the Notes and their issuance and sale shall have been duly established in conformity with the Note Indenture so as not to violate any applicable law, or result in a default under or a breach of any agreement or instrument then binding upon PSE and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over PSE;

(d) the terms of the Pledged Bonds and their issuance and sale shall have been duly established in conformity with the Electric Mortgage or the Gas Mortgage, as the case may be, so as not to violate any applicable law, or result in a default under or a breach of any agreement or instrument then binding upon PSE and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over PSE;

(e) PSE and the Note Trustee shall have complied with the terms and conditions of the Note Indenture with respect to the creation, authentication and delivery of a supplemental indenture thereto;

(f) the Notes shall have been duly executed by PSE, duly authenticated and delivered by the Note Trustee, and issued and sold by PSE as contemplated by the Registration Statement (including any amendments or supplements thereto), against payment in accordance with the Note Indenture, the applicable Purchase Agreement and applicable law and in accordance with the above-mentioned corporate and governmental authorizations;

(g) PSE and the Electric Trustee or the Gas Trustee, as the case may be, shall have complied with the terms and conditions of the Electric Mortgage or the Gas Mortgage, as the case may be, with respect to the creation, authentication and delivery of a supplemental indenture thereto;

(h) the Pledged Bonds shall have been duly executed by PSE, duly authenticated and delivered by the Electric Trustee or the Gas Trustee, as the case may be, and issued by PSE as contemplated by the Registration Statement (including any amendments or supplements thereto) and in accordance with the above-mentioned corporate and governmental authorizations; and

(i) the Pledged Bond Supplemental Indenture shall have been duly filed and recorded in the appropriate recording offices of all jurisdictions in which the properties subject to the Electric Mortgage or the Gas Mortgage, as the case may be, are located, and all appropriate Uniform Commercial Code filings shall have been duly filed and recorded.

The opinions expressed above are subject to the following exclusions and qualifications:

Puget Sound Energy, Inc.

August, 2022

A. Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

B. We express no opinion as to the validity, binding effect or enforceability of any right or obligation to the extent that such right or obligation may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law), including those relating to the availability of the remedy of specific performance or injunctive relief or (iii) the effect of federal and state securities laws and principles of public policy on rights of indemnity and contribution.

C. We are qualified to practice law in the State of Washington and do not express any opinion as to any laws other than the laws in their current forms of the State of Washington and the federal securities laws of the United States and we express no opinion with respect to the laws, regulations or ordinances of any county, municipality or governmental subdivision or agency thereof.

This opinion letter is rendered solely for your benefit in connection with the filing of the Registration Statement and may not be relied upon, quoted or used by any other person or entity or for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to us under the heading “Legal Opinions” in the related prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours,

/S/ PERKINS COIE LLP